Exhibit 99.1

STEC INCREASES ITS GUIDANCE FOR THE SECOND QUARTER OF 2009

SANTA ANA, CALIF., June 16, 2009 — STEC, Inc. (Nasdaq: STEC), today announced that based on the Company’s preliminary review of its anticipated financial performance, it is increasing its guidance for the second quarter of 2009.

The Company expects to report Non-GAAP diluted earnings per share in the range of $0.32 to $0.36, versus the previous guidance of $0.20 to $0.22 per diluted share announced on May 11, 2009.

The Company also expects to report revenue in the range of $82 million to $84 million, versus the previous estimate of $68 million to $70 million.

The increased Non-GAAP diluted earnings per share and revenue guidance are primarily the result of increases in the Company’s ZeusIOPS sales which now are estimated to exceed $55 million during the second quarter of 2009.

The Company had previously estimated revenue from ZeusIOPS SSDs to surpass $65 million during the first half of 2009. With this increase in revenue, the Company now expects ZeusIOPS SSD sales to exceed $80 million during the first half of 2009.

About STEC

STEC, Inc. is a leading global provider of Solid-State technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of Solid-State knowledge and experience to deliver the industry’s most comprehensive line of Solid-State Drives to the storage industry.

For more information, visit the Company’s web site at www.stec-inc.com.

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: our revised Non-GAAP diluted Earnings Per Share and revenue guidance for the second quarter of 2009 and stronger than expected performance, including estimated sales of the ZeusIOPS product line. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual

Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: business and economic conditions and growth trends in our industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; changes in demand from certain customer segments; fluctuating cost of raw materials; excess inventory held by our customers reducing future demand for our products; the unexpected cost of intellectual property litigation and results of litigation being inherently uncertain; design wins may not lead to revenues; unexpected cancellation or rescheduling of orders by our customers; we may not realize the expected benefits from our operations in Malaysia or from our global tax structuring; unexpected increases in the cost associated with the operation of our new Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented or implemented slower than expected; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have acquired or may acquire in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses and capital equipment expenditures; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our inability to maintain and increase market share; difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: STEC, Inc.

Mitch Gellman, Vice President of Investor Relations

(949) 260-8328

ir@stec-inc.com